                                                            Exhibit 99

                     FORM 4 JOINT FILER INFORMATION

Name of "Reporting Persons":   Norwest Venture Partners IX, LP

                               Promod Haque

                               George J. Still, Jr.

Address:                       525 University Avenue, Suite 800

                               Palo Alto, CA  94301

Designated Filer:              Norwest Venture Partners IX, LP

Issuer and Ticker Symbol:      Veraz Networks, Inc. (VRAZ)

Date of Earliest Transaction:  August 18, 2008

Each of the following is a Joint Filer with Norwest Venture Partners IX, LP("NVP

IX") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:

NVP Entrepreneurs Fund IX, L.P ("NVP Fund IX") is the record holder of the shares reported in Line 13, Norwest Venture Partners VII-A, LP ("NVP VII-A") is

the record holder of the shares reported on Line 14 of Table 1. Promod Haque and

George J. Still are managing partners of Itasca VC Partners VII-A, LLC, the general partner of NVP VII-A, and of Itasca VC Partners VII-A, and a managing director of Genesis VC Partners IX, LLC, the general partner of each of NVP IX and NVP Fund IX, respectively. By virtue of such positions, Mr. Haque and Mr.

Still may be deemed to beneficially own the shares held of record by NVP VII-A,

NVP IX, and NVP Fund IX.

All Reporting Persons disclaim beneficial ownership of shares of Veraz Networks,

Inc. stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange

Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates Norwest Venture

Partners IX as its designated filer of Forms 3, 4 and 5 in accordance with

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

NORWEST VENTURE PARTNERS IX, LP

By: Genesis VC Partners IX, LLC

    Its General Partner

By: /s/ Kurt L. Betcher

Its Authorized Signer

By: /s/ Kurt L. Betcher

PROMOD HAQUE

By: Kurt L. Betcher, as Attorney-in-Fact

By: /s/ Kurt L. Betcher

GEORGE J. STILL, JR.

By: Kurt L. Betcher, as Attorney-in-Fact